AMENDMENT

This Amendment (this "***Amendment***") is entered into as of September 18, 2015, by and between FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the "***Company***"), and That Marketing Solution, Inc. (TSTS)., a Nevada corporation ("***Borrower***").

A. Borrower previously issued to the Company a Convertible Promissory Note dated March 20, 2015 and in the principal amount of $137,500.00 (the "***Note***").

B. The Note was issued pursuant to a Securities Purchase Agreement dated March 20, 2015 between the Company and Borrower (the "***Purchase Agreement***," and together with the Note, and all other documents entered into in conjunction therewith, the "***Loan Documents***").

C. Borrower has requested to extend the payment deadline set forth in the Note (the "***Extension***").

D. The Company has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to grant the Extension.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Extension of Maturity Date. The September 20, 2015 Maturity Date is hereby extended to October 20, 2015.

3. Extension Fee. In consideration of the Company's grant of the Extension and other accommodations set forth herein, Borrower agrees to pay to the Company an extension fee in the amount of 15% (of the amount due) - $25,753.36 (the "***Extension Fee***"), which shall be paid by the Company on the due date.

5. Affirmation of Note Balance. The outstanding balance of the Note upon execution of this Amendment shall be as set forth on the signature page hereto, which sum includes the Extension Fee.

6. Other Terms Unchanged. The Loan Documents, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any Loan Document after the date of this Amendment is deemed to be a reference to such Loan Document as amended by this Amendment. If there is a conflict between the terms of this Amendment and any Loan Document, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein,

the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of the Company under any Loan Document, as in effect prior to the date hereof.

7. Headings. The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

Note Balance: $197,443.97

BORROWER:
That Marketing Solution, Inc. (TSTS)

By: ______________________________
Darren Lopez, Chief Executive Officer

THE COMPANY:

FIRST FIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Managmenet, LLC, its manager

By: ______________________________
Eli Fireman, President

[Signature page to Amendment]